FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Joe Bass, 615-743-8219
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EARNINGS PER SHARE OF $0.83 FOR 3Q 2017
Excluding merger-related charges, diluted EPS was $0.90 for 3Q 2017

NASHVILLE, TN, Oct. 17, 2017 - Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.83 for the quarter ended Sept. 30, 2017, compared to net income per diluted common share of $0.71 for the quarter ended Sept. 30, 2016, an increase of 16.9 percent. Net income per diluted common share was $2.46 for the nine months ended Sept. 30, 2017, compared to net income per diluted common share of $2.12 for the nine months ended Sept. 30, 2016, an increase of 16.0 percent.
Excluding pre-tax merger-related charges of $8.8 million and $12.7 million for the three and nine months ended Sept. 30, 2017, net income per diluted common share was $0.90 and $2.57, respectively, compared to $0.78 and $2.24 for the three and nine months ended Sept. 30, 2016, excluding pre-tax merger-related charges of $5.7 million and $8.5 million, respectively, or an increase of 15.4 percent and 14.7 percent, respectively.
"I am very pleased not only with the earnings growth our firm experienced during the third quarter but, more importantly, the momentum for future earnings growth," said M. Terry Turner, Pinnacle's president and chief executive officer. "The third quarter includes the first full quarter of results from our recent merger with BNC Bancorp (BNC). I believe it was an excellent quarter for our firm in terms of earnings growth, balance sheet growth and operating leverage.
"The execution of our integration with BNC remains on an accelerated path. We have now successfully completed the brand integration in the Carolinas and Virginia and are deep into our cultural integration process. The last major step toward realization of our deal synergies is the upcoming technology conversion. Given the fact that we have been performing the core processing for BNC since late August of this year, we expect the conversion to have no incremental impact on our clients in the Carolinas and Virginia and very little impact on our Tennessee client base. The progress we’ve made thus far has validated the power we believed was possible from combining our two firms."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:

•	Revenues for the quarter ended Sept. 30, 2017 were $216.2 million, an increase of $97.8 million, or 82.7 percent, from the quarter ended Sept. 30, 2016.

•	Loans at Sept. 30, 2017 were a record $15.26 billion, an increase of $501.0 million from June 30, 2017 and $7.02 billion from Sept. 30, 2016, reflecting year-over-year growth of 85.2 percent.

•	Deposits at Sept. 30, 2017 were a record $15.79 billion, an increase of $32.1 million from June 30, 2017 and $7.12 billion from Sept. 30, 2016, reflecting year-over-year growth of 82.1 percent.

"Any significant merger integration like BNC requires a great deal of focus and energy," Turner said. "Despite that intense attention on the merger and integration, third quarter results also reflect significant focus on growing our client base as evidenced by our third quarter organic loan growth, which was exceptional. Concurrently, we also delivered strong earnings growth and enviable profitability metrics. We’ve also added 54 revenue producers to our ranks in 2017, with 19 of these in the Carolinas and Virginia. I remain excited that we are positioning our firm to be the employer of choice in all of our markets, which we believe will create still more opportunities to hire the best bankers in these markets over the next several quarters."

FOCUSING ON PROFITABILITY:

•	Revenue per fully-diluted share was a record $2.80 for the quarter ended Sept. 30, 2017, compared to $2.64 for the second quarter of 2017 and $2.58 for the third quarter of 2016.

•	Net interest margin was 3.87 percent for the third quarter of 2017, compared to 3.68 percent for the second quarter of 2017 and 3.60 percent for the same quarter last year.

◦
Excluding the accretion from the application of fair value accounting for net loans and deposits acquired in previous mergers, the net interest margin in each respective period would have approximated 3.42 percent for the third quarter of 2017, compared to 3.45 percent and 3.39 percent for the second quarter of 2017 and the third quarter of 2016, respectively.

•
Return on average assets was 1.21 percent for the third quarter of 2017, compared to 1.30 percent for the second quarter of 2017 and 1.18 percent for the same quarter last year. Third quarter 2017 return on average tangible assets amounted to 1.32 percent, compared to 1.38 percent for the second quarter of 2017 and 1.26 percent for the same quarter last year.

◦
Excluding merger-related charges in each respective period, return on average assets was 1.31 percent for the third quarter of 2017, compared to 1.35 percent for the second quarter of 2017 and 1.31 percent for the third quarter of 2016, respectively. Excluding merger-related charges in each respective period, return on average tangible assets was 1.43 percent for the third quarter of 2017, compared to 1.44 percent for the second quarter of 2017 and 1.39 percent for the third quarter of 2016, respectively.

•
Return on average equity for the third quarter of 2017 amounted to 6.99 percent, compared to 8.40 percent for the second quarter of 2017 and 8.93 percent for the same quarter last year. Third quarter 2017 return on average tangible equity amounted to 14.25 percent, compared to 13.58 percent for the second quarter of 2017 and 14.47 percent for the same quarter last year.

◦
Excluding merger-related charges in each respective period, return on average tangible equity amounted to 15.43 percent for the third quarter of 2017, compared to 14.19 percent for the second quarter of 2017 and 16.01 percent for the third quarter of 2016.

"As we expected, the third quarter reflects outstanding profitability metrics," said Harold R. Carpenter, Pinnacle's chief financial officer. "Our core margin decreased by approximately three basis points between the second and third quarter primarily due to the completion of the restructuring of the legacy BNC balance sheet, where we invested in initiatives to build more asset sensitivity. During the third quarter of 2017, accretion from fair value adjustments contributed approximately $18.9 million to our net interest income, compared to $6.4 million during the second quarter of 2017. At Sept. 30, 2017, we had an estimated $182.4 million of remaining discount from loans we have acquired from our previous mergers."

OTHER HIGHLIGHTS:

•	Revenues

◦
Net interest income for the quarter ended Sept. 30, 2017 was $173.2 million, compared to $106.6 million for the second quarter of 2017 and $86.6 million for the third quarter of 2016. Annualized linked-quarter revenue growth approximated 210.3 percent when comparing revenue for the quarter ended Sept. 30, 2017 to revenue for the quarter ended June 30, 2017.

◦
Noninterest income for the quarter ended Sept. 30, 2017 was $43.0 million, compared to $35.1 million for the second quarter of 2017 and $31.7 million for the third quarter of 2016. Annualized linked-quarter growth in noninterest income approximated 90.0 percent when comparing noninterest income as of Sept. 30, 2017 to noninterest income as of June 30, 2017.

▪
Net gains from the sale of residential mortgage loans were $6.0 million for the quarter ended Sept. 30, 2017, compared to $4.7 million for the second quarter of 2017 and $5.1 million for the quarter ended Sept. 30, 2016, resulting in a year-over-year growth rate of 17.0 percent.

▪
Wealth management revenues, which include investment, trust and insurance services, were $8.4 million for the quarter ended Sept. 30, 2017, compared to $6.2 million for the second quarter of 2017 and $5.3 million for the quarter ended Sept. 30, 2016, resulting in a year-over-year growth rate of 57.4 percent.

▪
Income from the firm's investment in Bankers Healthcare Group, Inc. (BHG) was $8.9 million for the quarter ended Sept. 30, 2017, compared to $8.8 million for the quarter ended June 30, 2017 and $8.5 million for the third quarter last year.

"The third quarter of 2017 was another strong revenue quarter for our firm," Carpenter said. "I’m particularly excited about the significant organic loan growth this year. Through the first nine months of this year, we are reporting approximately $1.21 billion of organic loan growth, which excludes the loan growth that BNC experienced prior to the completion of our merger. This balance sheet momentum will obviously help us grow our earnings in future periods.
"Growing share in the commercial and industrial segment and growing our fee revenues in the Carolinas and Virginia has received intense focus and will continue over the next several quarters. We are particularly interested in increasing the number of commercial and industrial relationship managers as well as replicating our wealth management business is in our new markets and developing more opportunities for our residential mortgage origination business. Income from our equity method investment in BHG has resulted in a net contribution of $25.5 million thus far this year. We remain very optimistic about BHG and anticipate exceptional results in the fourth quarter of this year."

•	Noninterest expense

◦
Noninterest expense for the quarter ended Sept. 30, 2017 was $109.7 million, compared to $71.8 million in the second quarter of 2017 and $63.5 million in the third quarter last year, reflecting a year-over-year increase of 72.8 percent.

▪
Salaries and employee benefits were $64.3 million in the third quarter of 2017, compared to $43.7 million in the second quarter of 2017 and $36.1 million in the third quarter of last year, reflecting a year-over-year increase of 78.3 percent.

▪
The efficiency ratio for the third quarter of 2017 increased to 50.8 percent, compared to 50.7 percent for the second quarter of 2017. The ratio of noninterest expenses to average assets decreased to 2.05 percent for the third quarter of 2017 from 2.16 percent in the second quarter of 2017.

–
Excluding merger-related charges and other real estate owned (ORE) expense, the efficiency ratio was 46.4 percent for the third quarter of 2017, compared to 48.4 percent for the second quarter of 2017, and the ratio of noninterest expense to average assets was 1.88 percent for the third quarter of 2017, compared to 2.06 percent for the second quarter of 2017.

"Going into the third quarter, we expected improved operating leverage from the BNC merger," Carpenter said. "Excluding merger-related charges and ORE expense, we are reporting an efficiency ratio of 46.4 percent, which we believe will continue to improve over the next several quarters once the integration of the BNC synergy case is fully deployed. Our technology conversion plan involves converting the legacy Pinnacle systems in November 2017. Thus, we believe our synergy case will be largely realized in early first quarter of 2018."

•	Asset quality

◦
Nonperforming assets increased to 0.51 percent of total loans and ORE at Sept. 30, 2017, compared to 0.44 percent at June 30, 2017 and 0.41 percent at Sept. 30, 2016. Nonperforming assets increased to $78.1 million at Sept. 30, 2017, compared to $65.4 million at June 30, 2017 and $34.1 million at Sept. 30, 2016.

◦	The allowance for loan losses represented 0.43 percent of total loans at Sept. 30, 2017, compared to 0.42 percent at June 30, 2017 and 0.73 percent at Sept. 30, 2016.

▪	The ratio of the allowance for loan losses to nonperforming loans was 122.0 percent at Sept. 30, 2017, compared to 154.0 percent at June 30, 2017 and 211.5 percent at Sept. 30, 2016.

▪
Net charge-offs were $3.7 million for the quarter ended Sept. 30, 2017, compared to $7.5 million for the quarter ended June 30, 2017 and $7.3 million for the quarter ended Sept. 30, 2016. Annualized net charge-offs as a percentage of average loans for the quarter ended Sept. 30, 2017 were 0.14 percent, compared to 0.17 percent for the second quarter of 2017 and 0.35 percent for the third quarter of 2016.

▪	Provision for loan losses was $6.9 million in the third quarter of 2017, compared to $6.8 million in the second quarter of 2017 and $6.1 million in the third quarter of 2016.

"Overall, asset quality for our firm remains exceptional," Carpenter said. "Our credit administrators throughout the firm have made significant progress toward the development of one credit culture across our franchise. The soundness of our firm is something all of our associates take great pride in. Thus far, the conclusions we reached during the BNC due diligence process regarding the high quality of the BNC portfolio are being reconfirmed every day."

•	Other Highlights

◦
The firm incurred pre-tax merger-related charges of $8.8 million during the third quarter of 2017, primarily attributable to the continued cultural and technology integration and associate retention awards.

◦
On Jan. 1, 2017, Pinnacle adopted FASB Accounting Standards Update (ASU) 2016-09, Stock Compensation Improvements to Employee Share-Based Payment Activity, which represented a change in accounting for the tax effects related to vesting of common shares and the exercise of stock options previously granted to the firm's employees through its various equity compensation plans. This change resulted in a reduction in third quarter 2017 tax expense of $59,000, compared to a reduction in tax expense of $789,000 and $3.8 million in the second and first quarters of 2017, respectively.

BOARD OF DIRECTORS DECLARES DIVIDEND

On Oct. 17, 2017, Pinnacle’s Board of Directors approved a quarterly cash dividend of $0.14 per common share to be paid on Nov. 24, 2017 to common shareholders of record as of the close of business on Nov. 3, 2017. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle’s Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on Oct. 18, 2017 to discuss third quarter 2017 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The firm earned a place on Fortune's 2017 list of the 100 Best Companies to Work For in the U.S., and American Banker recognized Pinnacle as the sixth best bank to work for in the country in 2016.
The firm began operations in a single location in downtown Nashville, TN in October 2000 and has since grown to approximately $21.8 billion in assets as of Sept. 30, 2017. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in 11 primarily urban markets in Tennessee, the Carolinas and Virginia.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.
###

Forward-Looking Statements

All statements, other than statements of historical fact, included in this press release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to:  (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the historical growth rate of its, or such entities', loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including in Pinnacle Financial's markets throughout Tennessee, North Carolina, South Carolina and Virginia,  particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) a merger or acquisition, like Pinnacle Financial's merger with BNC; (xii) risks of expansion into new geographic or product markets; (xiii) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xiv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors or otherwise to attract customers from other financial institutions; (xv) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xvii) risks associated with litigation, including the applicability of insurance coverage; (xviii) the risk of successful integration of the businesses Pinnacle Financial has recently acquired with its business; (xix) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xx) the vulnerability of Pinnacle Bank's network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxi) the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients;  (xxii) the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by the terms of our agreement with them; (xxii) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments; (xxiv) the risk that the cost savings and any revenue synergies from Pinnacle Financial's merger with BNC may not be realized or take longer than anticipated to be realized; (xxv) disruption from Pinnacle Financial's merger with BNC with customers, suppliers, employee or other business partners relationships; (xxvi) the risk of successful integration of Pinnacle Financial's and BNC's businesses; (xxvii) the amount of the costs, fees, expenses and charges related to Pinnacle Financial's merger with BNC; (xxviii) reputational risk and the reaction of the parties' customers, suppliers, employees or other business partners to Pinnacle Financial's merger with BNC; (xxix) the risk that the integration of Pinnacle Financial's and BNC's operations will be materially delayed or will be more costly or difficult than expected; and (xxx) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters

This release contains certain non-GAAP financial measures, including, without limitation, earnings per diluted share, efficiency ratio, core net interest margin, noninterest expense and the ratio of noninterest expense to average assets and noninterest expense to the sum of net interest income and noninterest income, in each case excluding the impact of expenses related to other real estate owned, gains or losses on sale of investments and other matters for the accounting periods presented. This release also includes non-GAAP financial measures which exclude expenses associated with Pinnacle Bank's mergers with CapitalMark Bank & Trust, Magna Bank, Avenue Financial Holdings, Inc. and BNC, as well as Pinnacle Financial's and its bank subsidiary's investments in BHG. This release may also contain certain other non-GAAP capital ratios and performance measures. These non-GAAP financial measures exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisitions of BNC, Avenue, Magna Bank, CapitalMark Bank & Trust , Mid-America Bancshares, Inc. , Cavalry Bancorp, Inc. and other acquisitions which collectively are less material to the non-GAAP measure. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2017 versus certain periods in 2016 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30, 2017	December 31, 2016	September 30, 2016
ASSETS
Cash and noninterest-bearing due from banks	$132,324,313	$84,732,291	$81,750,005
Interest-bearing due from banks	270,563,317	97,529,713	165,262,687
Federal funds sold and other	5,394,587	1,383,416	9,964,345
Cash and cash equivalents	408,282,217	183,645,420	256,977,037

Securities available-for-sale, at fair value	2,880,180,805	1,298,546,056	1,223,751,538
Securities held-to-maturity (fair value of $21,021,555, $25,233,254 and $27,025,050 at Sept. 30, 2017, December 31, 2016 and Sept. 30, 2016, respectively)	20,847,849	25,251,316	26,605,251
Consumer loans held-for-sale	105,031,578	47,710,120	55,986,356
Commercial mortgage loans held-for-sale	20,385,491	22,587,971	15,531,588

Loans	15,259,785,972	8,449,924,736	8,241,020,478
Less allowance for loan losses	(65,159,286)	(58,980,475)	(60,248,505)
Loans, net	15,194,626,686	8,390,944,261	8,180,771,973

Premises and equipment, net	270,136,166	88,904,145	84,916,306
Equity method investment	211,501,901	205,359,844	199,429,034
Accrued interest receivable	54,286,991	28,234,826	25,945,676
Goodwill	1,802,534,059	551,593,796	550,579,616
Core deposits and other intangible assets	59,780,903	15,104,038	16,240,711
Other real estate owned	24,338,967	6,089,804	5,589,046
Other assets	738,437,468	330,651,002	336,065,529
Total assets	$21,790,371,081	$11,194,622,599	$10,978,389,661

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$4,099,086,158	$2,399,191,152	$2,369,224,840
Interest-bearing	2,571,764,582	1,808,331,784	1,575,359,467
Savings and money market accounts	6,595,639,931	3,714,930,351	3,834,770,407
Time	2,523,094,175	836,853,761	890,791,297
Total deposits	15,789,584,846	8,759,307,048	8,670,146,011
Securities sold under agreements to repurchase	129,557,107	85,706,558	84,316,918
Federal Home Loan Bank advances	1,623,946,639	406,304,187	382,338,103
Subordinated debt and other borrowings	465,460,556	350,768,050	262,506,956
Accrued interest payable	10,715,285	5,573,377	3,009,165
Other liabilities	97,757,463	90,267,267	100,428,538
Total liabilities	18,117,021,896	9,697,926,487	9,502,745,691

Stockholders' equity:
Preferred stock, no par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, par value $1.00; 90,000,000 shares authorized; 77,652,143 shares, 46,359,377 shares and 46,159,832 shares issued and outstanding at Sept. 30, 2017, December 31, 2016 and Sept. 30, 2016, respectively	77,652,143	46,359,377	46,159,832
Additional paid-in capital	3,105,577,594	1,083,490,728	1,074,112,218
Retained earnings	503,270,311	381,072,505	351,484,480
Accumulated other comprehensive gain (loss), net of taxes	(13,150,863)	(14,226,498)	3,887,440
Total stockholders' equity	3,673,349,185	1,496,696,112	1,475,643,970
Total liabilities and stockholders' equity	$21,790,371,081	$11,194,622,599	$10,978,389,661

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Interest income:
Loans, including fees	$183,841,608	$112,319,700	$90,090,166	$389,379,255	$241,537,476
Securities
Taxable	12,066,502	8,265,225	5,012,047	26,764,815	14,050,757
Tax-exempt	4,620,340	2,235,517	1,544,535	8,533,438	4,481,309
Federal funds sold and other	1,638,704	922,796	732,951	3,375,817	2,046,244
Total interest income	202,167,154	123,743,238	97,379,699	428,053,325	262,115,786

Interest expense:
Deposits	19,103,495	10,993,942	6,625,534	38,216,351	16,614,664
Securities sold under agreements to repurchase	148,442	78,438	51,270	276,646	138,852
Federal Home Loan Bank advances and other borrowings	9,733,510	6,043,144	4,067,951	20,984,034	9,781,363
Total interest expense	28,985,447	17,115,524	10,744,755	59,477,031	26,534,879
Net interest income	173,181,707	106,627,714	86,634,944	368,576,294	235,580,907
Provision for loan losses	6,920,184	6,812,389	6,108,183	17,383,595	15,281,854
Net interest income after provision for loan losses	166,261,523	99,815,325	80,526,761	351,192,699	220,299,053

Noninterest income:
Service charges on deposit accounts	5,920,824	4,178,736	3,778,070	13,955,043	10,651,145
Investment services	3,660,103	3,110,088	2,592,077	9,592,025	7,437,396
Insurance sales commissions	2,123,549	1,461,160	1,233,098	5,443,599	4,131,784
Gains on mortgage loans sold, net	5,962,916	4,667,537	5,096,838	14,785,405	12,885,690
Investment gains on sales, net	—	—	—	—	—
Trust fees	2,636,212	1,677,079	1,522,763	6,018,570	4,595,330
Income from equity method investment	8,936,626	8,754,718	8,474,899	25,514,081	23,266,733
Other noninterest income	13,736,779	11,207,239	8,994,164	33,106,437	27,292,477
Total noninterest income	42,977,009	35,056,557	31,691,909	108,415,160	90,260,555

Noninterest expense:
Salaries and employee benefits	64,287,986	43,675,551	36,053,673	146,315,721	102,824,676
Equipment and occupancy	16,590,119	10,712,711	9,401,001	36,977,488	25,843,737
Other real estate, net	512,490	62,960	17,032	827,423	351,777
Marketing and other business development	2,222,290	2,126,693	1,349,557	6,228,189	4,150,761
Postage and supplies	1,754,789	1,122,251	922,078	4,073,485	2,929,007
Amortization of intangibles	3,077,277	1,471,568	1,424,956	5,744,974	3,144,786
Merger-related expenses	8,847,306	3,221,060	5,672,731	12,740,382	8,482,385
Other noninterest expense	12,443,659	9,404,755	8,685,238	30,679,179	25,793,600
Total noninterest expense	109,735,916	71,797,549	63,526,266	243,586,841	173,520,729
Income before income taxes	99,502,616	63,074,333	48,692,404	216,021,018	137,038,879
Income tax expense	35,060,471	19,987,812	16,316,209	68,839,305	45,910,648
Net income	$64,442,145	$43,086,521	$32,376,195	$147,181,713	$91,128,231

Per share information:
Basic net income per common share	$0.84	$0.81	$0.71	$2.48	$2.16
Diluted net income per common share	$0.83	$0.80	$0.71	$2.46	$2.12

Weighted average shares outstanding:
Basic	76,678,584	53,097,776	45,294,051	59,371,202	42,228,280
Diluted	77,232,098	53,665,925	45,918,368	59,910,344	42,928,467

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2017	2017	2017	2016	2016	2016

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$6,450,042	6,387,372	3,181,584	3,193,496	2,991,940	2,467,219
Consumer real estate - mortgage loans	2,541,180	2,552,927	1,196,375	1,185,917	1,185,966	1,068,620
Construction and land development loans	1,939,809	1,772,799	1,015,127	912,673	930,230	816,681
Commercial and industrial loans	3,971,227	3,688,357	2,980,840	2,891,710	2,873,643	2,492,016
Consumer and other	357,528	357,310	268,106	266,129	259,241	246,866
Total loans	15,259,786	14,758,765	8,642,032	8,449,925	8,241,020	7,091,402
Allowance for loan losses	(65,159)	(61,944)	(58,350)	(58,980)	(60,249)	(61,412)
Securities	2,901,029	2,448,198	1,604,774	1,323,797	1,250,357	1,137,733
Total assets	21,790,371	20,886,154	11,724,601	11,194,623	10,978,390	9,735,668
Noninterest-bearing deposits	4,099,086	3,893,603	2,508,680	2,399,191	2,369,225	2,013,847
Total deposits	15,789,585	15,757,475	9,280,597	8,759,307	8,670,146	7,292,826
Securities sold under agreements to repurchase	129,557	205,008	71,157	85,707	84,317	73,317
FHLB advances	1,623,947	725,230	181,264	406,304	382,338	783,240
Subordinated debt and other borrowings	465,461	465,419	350,849	350,768	262,507	229,714
Total stockholders' equity	3,673,349	3,615,327	1,723,075	1,496,696	1,475,644	1,262,154

Balance sheet data, quarterly averages:
Total loans	$15,016,642	9,817,139	8,558,267	8,357,201	8,232,963	6,997,592
Securities	2,741,493	1,798,334	1,440,917	1,265,096	1,232,973	1,064,060
Total earning assets	18,140,036	11,885,118	10,261,974	9,884,701	9,794,094	8,362,657
Total assets	21,211,459	13,335,359	11,421,654	11,037,555	10,883,547	9,305,941
Noninterest-bearing deposits	3,953,855	2,746,499	2,434,875	2,445,157	2,304,533	2,003,523
Total deposits	15,828,480	10,394,267	9,099,472	8,791,206	8,454,424	7,093,349
Securities sold under agreements to repurchase	160,726	99,763	79,681	82,415	87,067	65,121
FHLB advances	1,059,032	399,083	212,951	307,039	583,724	653,750
Subordinated debt and other borrowings	473,805	375,249	355,082	319,790	266,934	225,240
Total stockholders' equity	3,655,029	2,057,505	1,657,072	1,493,684	1,442,440	1,247,762

Statement of operations data, for the three months ended:
Interest income	$202,167	123,743	102,143	101,493	97,380	83,762
Interest expense	28,985	17,116	13,376	12,080	10,745	8,718
Net interest income	173,182	106,627	88,767	89,413	86,635	75,044
Provision for loan losses	6,920	6,812	3,651	3,046	6,108	5,280
Net interest income after provision for loan losses	166,262	99,815	85,116	86,367	80,527	69,764
Noninterest income	42,977	35,057	30,382	30,743	31,692	32,713
Noninterest expense	109,736	71,798	62,054	62,765	63,526	55,931
Income before taxes	99,503	63,074	53,444	54,345	48,693	46,546
Income tax expense	35,061	19,988	13,791	18,248	16,316	15,759
Net income	$64,442	43,086	39,653	36,097	32,377	30,787

Profitability and other ratios:
Return on avg. assets (1)	1.21%	1.30%	1.41%	1.30%	1.18%	1.33%
Return on avg. equity (1)	6.99%	8.40%	9.70%	9.61%	8.93%	9.92%
Return on avg. tangible common equity (1)	14.25%	13.58%	14.74%	15.49%	14.47%	15.34%
Dividend payout ratio (17)	17.34%	18.01%	18.67%	19.31%	19.93%	20.90%
Net interest margin (1) (2)	3.87%	3.68%	3.60%	3.72%	3.60%	3.72%
Noninterest income to total revenue (3)	19.88%	24.74%	25.50%	25.59%	26.78%	30.36%
Noninterest income to avg. assets (1)	0.80%	1.05%	1.08%	1.11%	1.16%	1.41%
Noninterest exp. to avg. assets (1)	2.05%	2.16%	2.20%	2.26%	2.32%	2.42%
Noninterest expense (excluding ORE expenses, and merger-related charges) to avg. assets (1)	1.88%	2.06%	2.17%	2.14%	2.11%	2.37%
Efficiency ratio (4)	50.77%	50.67%	52.08%	52.24%	53.69%	51.90%
Avg. loans to avg. deposits	94.87%	94.45%	94.05%	95.06%	97.38%	98.65%
Securities to total assets	13.31%	11.72%	13.69%	11.82%	11.39%	11.69%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	September 30, 2017			September 30, 2016
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$15,016,642	$183,842	4.91%	$8,232,963	$90,090	4.43%
Securities
Taxable	2,080,512	12,066	2.30%	1,010,090	5,012	1.97%
Tax-exempt (2)	660,981	4,620	3.72%	222,883	1,545	3.70%
Federal funds sold and other	379,769	1,639	1.71%	328,158	733	0.89%
Total interest-earning assets	18,137,904	$202,167	4.50%	9,794,094	$97,380	3.98%
Nonearning assets
Intangible assets	1,860,282			590,348
Other nonearning assets	1,213,273			499,105
Total assets	$21,211,459			$10,883,547

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$2,658,733	$3,368	0.50%	$1,437,196	$985	0.27%
Savings and money market	6,727,136	10,725	0.63%	3,808,388	4,003	0.42%
Time	2,488,756	5,010	0.80%	904,307	1,638	0.72%
Total interest-bearing deposits	11,874,625	19,103	0.64%	6,149,891	6,626	0.43%
Securities sold under agreements to repurchase	160,726	148	0.37%	87,067	51	0.23%
Federal Home Loan Bank advances	1,059,032	3,959	1.48%	583,724	1,280	0.87%
Subordinated debt and other borrowings	473,805	5,775	4.84%	266,934	2,788	4.15%
Total interest-bearing liabilities	13,568,188	28,985	0.85%	7,087,616	10,745	0.60%
Noninterest-bearing deposits	3,953,855	—	—	2,304,533	—	—
Total deposits and interest-bearing liabilities	17,522,043	$28,985	0.66%	9,392,149	$10,745	0.46%
Other liabilities	34,387			48,958
Stockholders' equity	3,655,029			1,442,440
Total liabilities and stockholders' equity	$21,211,459			$10,883,547
Net interest income		$173,182			$86,635
Net interest spread (3)			3.65%			3.38%
Net interest margin (4)			3.87%			3.60%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended September 30, 2017 would have been 3.84% compared to a net interest spread of 3.53% for the quarter ended September 30, 2016.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Nine months ended			Nine months ended
	September 30, 2017			September 30, 2016
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$11,154,340	$389,379	4.73%	$7,327,519	$241,538	4.48%
Securities
Taxable	1,593,590	26,765	2.25%	901,059	14,051	2.08%
Tax-exempt (2)	404,756	8,533	3.78%	196,340	4,481	4.09%
Federal funds sold and other	300,552	3,376	1.50%	303,996	2,046	0.90%
Total interest-earning assets	13,453,238	$428,053	4.34%	8,728,914	$262,116	4.04%
Nonearning assets
Intangible assets	1,075,109			490,804
Other nonearning assets	830,337			465,156
Total assets	$15,358,684			$9,684,874

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$2,206,934	$7,774	0.47%	$1,398,494	$2,820	0.27%
Savings and money market	5,043,033	21,175	0.56%	3,299,102	9,974	0.40%
Time	1,498,114	9,267	0.83%	743,882	3,820	0.69%
Total interest-bearing deposits	8,748,081	38,216	0.58%	5,441,478	16,614	0.41%
Securities sold under agreements to repurchase	113,687	277	0.33%	73,821	139	0.25%
Federal Home Loan Bank advances	560,121	6,347	1.52%	540,360	3,073	0.76%
Subordinated debt and other borrowings	401,814	14,637	4.87%	218,424	6,709	4.10%
Total interest-bearing liabilities	9,823,703	59,477	0.81%	6,274,083	26,535	0.56%
Noninterest-bearing deposits	3,050,640	—	—	2,090,165	—	—
Total deposits and interest-bearing liabilities	12,874,343	$59,477	0.62%	8,364,248	$26,535	0.42%
Other liabilities	20,486			27,295
Stockholders' equity	2,463,855			1,293,331
Total liabilities and stockholders' equity	$15,358,684			$9,684,874
Net interest income		$368,576			$235,581
Net interest spread (3)			3.53%			3.48%
Net interest margin (4)			3.75%			3.69%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the nine months ended September 30, 2017 would have been 3.72% compared to a net interest spread of 3.62% for the nine months ended September 30, 2016.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2017	2017	2017	2016	2016	2016

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$53,414	40,217	25,051	27,577	28,487	33,785
Other real estate (ORE) and other nonperforming assets (NPAs)	24,682	25,153	6,235	6,090	5,656	5,183
Total nonperforming assets	$78,096	65,370	31,286	33,667	34,143	38,968
Past due loans over 90 days and still accruing interest	$3,263	1,691	1,110	1,134	2,093	1,623
Troubled debt restructurings (5)	$15,157	14,248	14,591	15,009	8,503	9,861
Net loan charge-offs	$3,705	7,499	4,282	4,314	7,271	6,108
Allowance for loan losses to nonaccrual loans	122.0%	154.0%	232.9%	213.9%	211.5%	181.8%
As a percentage of total loans:
Past due accruing loans over 30 days	0.24%	0.20%	0.17%	0.26%	0.24%	0.33%
Potential problem loans (6)	0.97%	1.26%	1.27%	1.36%	1.13%	1.38%
Allowance for loan losses	0.43%	0.42%	0.68%	0.70%	0.73%	0.87%
Nonperforming assets to total loans, ORE and other NPAs	0.51%	0.44%	0.36%	0.40%	0.41%	0.55%
Nonperforming assets to total assets	0.36%	0.31%	0.27%	0.30%	0.31%	0.40%
Classified asset ratio (Pinnacle Bank) (8)	12.7%	14.2%	12.9%	16.4%	15.2%	19.3%
Annualized net loan charge-offs to avg. loans (7)	0.14%	0.17%	0.20%	0.21%	0.35%	0.35%
Wtd. avg. commercial loan internal risk ratings (6)	4.5	4.5	4.5	4.5	4.6	4.5

Interest rates and yields:
Loans	4.91%	4.66%	4.49%	4.60%	4.43%	4.53%
Securities	2.64%	2.51%	2.44%	2.26%	2.29%	2.46%
Total earning assets	4.50%	4.21%	4.06%	4.11%	3.98%	4.06%
Total deposits, including non-interest bearing	0.48%	0.42%	0.36%	0.33%	0.31%	0.29%
Securities sold under agreements to repurchase	0.37%	0.32%	0.25%	0.22%	0.23%	0.24%
FHLB advances	1.48%	1.49%	1.72%	1.38%	0.87%	0.77%
Subordinated debt and other borrowings	4.84%	4.87%	4.92%	4.56%	4.15%	4.19%
Total deposits and interest-bearing liabilities	0.66%	0.61%	0.56%	0.51%	0.46%	0.44%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	16.9%	17.3%	14.7%	13.4%	13.4%	13.0%
Common equity Tier one	9.4%	9.5%	9.8%	7.9%	7.6%	7.9%
Tier one risk-based	9.4%	9.5%	10.6%	8.6%	8.4%	8.8%
Total risk-based	12.3%	12.6%	13.7%	11.9%	10.5%	11.0%
Leverage	8.9%	14.5%	10.3%	8.6%	8.3%	8.7%
Tangible common equity to tangible assets	9.1%	9.2%	10.4%	8.8%	8.7%	8.9%
Pinnacle Bank ratios:
Common equity Tier one	10.7%	11.0%	11.1%	9.3%	8.6%	8.4%
Tier one risk-based	10.7%	11.0%	11.1%	9.3%	8.6%	8.4%
Total risk-based	11.8%	12.1%	12.9%	11.2%	10.5%	10.6%
Leverage	10.1%	16.7%	10.9%	9.2%	8.6%	8.3%
Construction and land development loans as a percent of total capital (20)	88.1%	85.1%	75.2%	80.3%	87.9%	89.7%
Non-owner occupied commercial real estate and multi-family as a percent of total capital (20)	289.1%	286.4%	220.9%	256.0%	265.5%	253.9%

Per share data:
Earnings – basic	$0.84	0.81	0.83	0.79	0.71	0.75
Earnings – diluted	$0.83	0.80	0.82	0.78	0.71	0.73
Common dividends per share	$0.14	0.14	0.14	0.14	0.14	0.14
Book value per common share at quarter end (9)	$47.31	46.56	34.61	32.28	31.97	29.92
Tangible book value per common share at quarter end (9)	$23.32	22.58	23.25	20.06	19.69	19.58

Investor information:
Closing sales price on last trading day of quarter	$66.95	62.80	66.45	69.30	54.08	48.85
High closing sales price during quarter	$66.95	69.10	71.05	71.15	57.26	51.73
Low closing sales price during quarter	$58.50	60.00	66.45	49.70	47.44	45.15

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September	June	March	December	September	June
	2017	2017	2017	2016	2016	2016

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$299,763	261,981	160,740	221,126	214,394	198,239
Gross fees (10)	$9,050	7,361	4,427	6,535	6,702	5,530
Gross fees as a percentage of loans originated	3.02%	3.00%	2.75%	2.96%	3.13%	2.79%
Net gain on mortgage loans sold	$5,963	4,668	4,155	2,869	5,097	4,221
Investment gains on sales of securities, net (16)	$—	—	—	395	—	—
Brokerage account assets, at quarter end (11)	$2,979,936	2,815,501	2,280,355	2,198,334	2,090,316	1,964,769
Trust account managed assets, at quarter end	$1,880,488	1,804,811	1,011,964	1,002,742	978,356	953,592
Core deposits (12)	$13,609,194	13,529,398	8,288,247	7,834,973	7,714,552	6,591,063
Core deposits to total funding (12)	75.6%	78.9%	83.4%	81.6%	82.1%	78.7%
Risk-weighted assets	$18,164,765	17,285,264	10,489,944	10,210,711	10,020,690	8,609,968
Total assets per full-time equivalent employee	$9,930	9,398	9,630	9,491	9,323	9,176
Annualized revenues per full-time equivalent employee	$390.8	255.7	396.9	405.3	399.8	408.5
Annualized expenses per full-time equivalent employee	$198.4	129.6	206.7	211.7	214.6	212.0
Number of employees (full-time equivalent)	2,194.5	2,222.5	1,217.5	1,179.5	1,177.5	1,061.0
Associate retention rate (13)	98.3%	87.1%	92.9%	92.7%	93.9%	95.2%

Selected economic information (in thousands) (14):
Charleston MSA nonfarm employment - August	1,178.6	1,179.4	1,170.6	1,167.7	1,160.9	1,148.1
Nashville MSA nonfarm employment - August	982.5	975.1	977.1	968.5	957.8	947.7
Memphis MSA nonfarm employment - August	647.2	648.1	646.4	644.7	641.3	637.2
Raleigh MSA nonfarm employment - August	626.1	617.9	612.0	609.3	606.6	601.0
Knoxville MSA nonfarm employment - August	394.6	391.3	393.8	395.5	394.1	393.1
Greensboro MSA nonfarm employment - August	364.2	362.9	362.5	360.8	358.4	357.8
Charlotte MSA nonfarm employment - August	354.3	352.5	354.2	350.9	349.4	346.0
Winston-Salem MSA nonfarm employment - August	263.0	260.8	263.2	261.6	262.1	261.3
Chattanooga MSA nonfarm employment - August	259.2	260.7	256.3	254.6	252.2	252.0
Roanoke MSA nonfarm employment - August	165.0	164.7	164.1	162.4	162.4	162.3
Greenville MSA nonfarm employment - August	79.1	78.6	78.9	79.1	79.5	79.2

Charleston MSA unemployment - August	3.9%	3.9%	4.5%	4.7%	4.8%	4.6%
Nashville MSA unemployment - August	2.7%	2.8%	3.7%	4.1%	4.1%	3.7%
Memphis MSA unemployment - August	4.2%	4.3%	5.0%	5.5%	5.6%	5.2%
Raleigh MSA unemployment - August	3.6%	3.6%	4.2%	4.4%	4.4%	4.2%
Knoxville MSA unemployment - August	3.3%	3.5%	4.5%	4.9%	4.9%	4.4%
Greensboro MSA unemployment - August	4.4%	4.3%	5.0%	5.2%	5.3%	5.0%
Charlotte MSA unemployment - August	3.4%	3.2%	3.7%	3.7%	3.9%	4.1%
Winston-Salem MSA unemployment - August	4.0%	4.0%	4.6%	4.9%	4.9%	4.6%
Chattanooga MSA unemployment - August	3.8%	3.9%	4.6%	5.2%	5.3%	4.7%
Roanoke MSA unemployment - August	3.8%	3.8%	3.6%	4.0%	4.2%	3.8%
Greenville MSA unemployment - August	4.5%	4.5%	5.3%	5.6%	5.5%	5.2%

Charleston, SC residential median home price - August	$369	360	365	349	350	348
Nashville, TN residential median home price - August	$329	339	325	304	299	299
Memphis, TN residential median home price - August	$90	88	77	78	82	80
Raleigh, NC residential median home price - August	$309	299	299	280	275	265
Knoxville, TN residential median home price - August	$195	197	185	175	174	167
Greensboro, NC residential median home price - August	$179	184	173	163	157	169
Charlotte, SC residential median home price - August	$270	284	265	254	247	257
Winston-Salem, NC residential median home price - August	$159	164	159	149	148	149
Chattanooga, TN residential median home price - August	$209	225	199	194	184	185
Roanoke, VA residential median home price - August	$175	171	164	150	160	159
Greenville, NC residential median home price - August	$265	264	275	261	249	244

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September	June	March	December	September	June
	2017	2017	2017	2016	2016	2016

Net interest income	$173,182	106,627	88,767	89,413	86,635	75,044

Noninterest income	42,977	35,057	30,382	30,743	31,692	32,713
Less: Investment (gains) and losses on sales, net	—	—	—	(395)	—	—
Noninterest income excluding investment (gains) and losses on sales of securities, net	42,977	35,057	30,382	30,348	31,692	32,713
Total revenues excluding the impact of investment (gains) and losses on sales of securities, net	216,159	141,684	119,149	119,761	118,327	107,757

Noninterest expense	109,736	71,798	62,054	62,765	63,526	55,931
Less: Other real estate expense	512	63	252	44	17	222
Merger-related charges	8,847	3,221	672	3,264	5,672	980
Noninterest expense excluding the impact of other real estate expense and merger-related charges	100,377	68,514	61,130	59,457	57,837	54,729

Adjusted pre-tax pre-provision income (15)	$115,782	73,170	58,019	60,304	60,490	53,028

Efficiency ratio (4)	50.77%	50.67%	52.08%	52.24%	53.69%	51.90%
Adjustment due to investment gains and losses, ORE expense and merger-related charges	(4.33%)	(2.30%)	(0.77%)	(2.59%)	(4.81%)	(1.12%)
Efficiency ratio (excluding investment gains and losses, ORE expense, and merger-related charges)	46.44%	48.37%	51.31%	49.65%	48.88%	50.79%

Total average assets	$21,211,459	13,335,359	11,421,654	11,037,555	10,883,547	9,305,941

Noninterest expense to avg. assets	2.05%	2.16%	2.20%	2.26%	2.32%	2.42%
Adjustment due to ORE expenses and merger-related charges	(0.17%)	(0.10%)	(0.03%)	(0.12%)	(0.21%)	(0.05%)
Noninterest expense (excluding ORE expense, and merger-related charges) to avg. assets (1)	1.88%	2.06%	2.17%	2.14%	2.11%	2.37%

Equity Method Investment (18)
Fee income from BHG, net of amortization	$8,937	8,755	7,823	8,136	8,475	9,644
Funding cost to support investment	1,951	1,844	1,775	1,797	1,760	1,732
Pre-tax impact of BHG	6,986	6,911	6,048	6,339	6,715	7,912
Income tax expense at statutory rates	2,741	2,711	2,373	2,487	2,634	3,104
Earnings attributable to BHG	$4,245	4,200	3,675	3,852	4,081	4,808

Basic earnings per share attributable to BHG	$0.06	0.08	0.08	0.08	0.09	0.12
Diluted earnings per share attributable to BHG	$0.06	0.08	0.08	0.08	0.09	0.11

Net income	$64,442	43,086	39,653	36,097	32,377	30,787
Merger-related charges	8,847	3,221	672	3,264	5,672	980
Tax effect on merger-related charges (19)	(3,471)	(1,264)	(264)	(1,281)	(2,225)	(385)
Net income less merger-related charges	$69,818	45,043	40,061	38,080	35,824	31,382

Basic earnings per share	$0.84	0.81	0.83	0.79	0.71	0.75
Adjustment to basic earnings per share due to merger-related charges	0.07	0.04	0.01	0.05	0.08	0.01
Basic earnings per share excluding merger-related charges	$0.91	0.85	0.84	0.84	0.79	0.76

Diluted earnings per share	$0.83	0.80	0.82	0.78	0.71	0.73
Adjustment to diluted earnings per share due to merger-related charges	0.07	0.04	0.01	0.05	0.07	0.02
Diluted earnings per share excluding merger-related charges	$0.90	0.84	0.83	0.83	0.78	0.75

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September	June	March	December	September	June
	2017	2017	2017	2016	2016	2016

Return on average assets	1.21%	1.30%	1.41%	1.30%	1.18%	1.33%
Adjustment due to merger-related charges	0.10%	0.05%	0.01%	0.07%	0.13%	0.03%
Return on average assets (excluding merger-related charges)	1.31%	1.35%	1.42%	1.37%	1.31%	1.36%

Tangible assets:
Total assets	$21,790,371	20,886,154	11,724,601	11,194,623	10,978,390	9,735,668
Less: Goodwill	(1,802,534)	(1,800,742)	(551,546)	(551,594)	(550,580)	(427,574)
Core deposit and other intangible assets	(59,781)	(60,964)	(13,908)	(15,104)	(16,241)	(8,821)
Net tangible assets	$19,928,056	19,024,448	11,159,147	10,627,925	10,411,569	9,299,273

Tangible equity:
Total stockholders' equity	$3,673,349	3,615,327	1,723,075	1,496,696	1,475,644	1,262,154
Less: Goodwill	(1,802,534)	(1,800,742)	(551,546)	(551,594)	(550,580)	(427,574)
Core deposit and other intangible assets	(59,781)	(60,964)	(13,908)	(15,104)	(16,241)	(8,821)
Net tangible common equity	$1,811,034	1,753,621	1,157,621	929,998	908,823	825,759

Ratio of tangible common equity to tangible assets	9.09%	9.22%	10.37%	8.75%	8.73%	8.88%

Average tangible assets:
Average assets	$21,211,459	13,335,359	11,421,654	11,037,555	10,883,547	9,305,941
Less: Average goodwill	(1,800,761)	(760,646)	(551,548)	(551,042)	(541,153)	(431,155)
Core deposit and other intangible assets	(59,521)	(23,957)	(14,674)	(15,724)	(11,296)	(9,367)
Net average tangible assets	$19,351,177	12,550,756	10,855,432	10,470,789	10,331,098	8,865,419

Return on average assets	1.21%	1.30%	1.41%	1.30%	1.18%	1.33%
Adjustment due to goodwill, core deposit and other intangible assets	0.11%	0.08%	0.06%	0.08%	0.08%	0.06%
Return on average tangible assets	1.32%	1.38%	1.47%	1.38%	1.26%	1.39%
Adjustment due to merger-related charges	0.11%	0.06%	0.01%	0.08%	0.13%	0.03%
Return on average tangible assets (excluding merger-related charges)	1.43%	1.44%	1.48%	1.46%	1.39%	1.42%

Average tangible equity:
Average stockholders' equity	$3,655,029	2,057,505	1,657,072	1,493,684	1,442,440	1,247,762
Less: Average goodwill	(1,800,761)	(760,646)	(551,548)	(551,042)	(541,153)	(431,155)
Core deposit and other intangible assets	(59,521)	(23,957)	(14,674)	(15,724)	(11,296)	(9,367)
Net average tangible common equity	$1,794,747	1,272,902	1,090,850	926,918	889,991	807,240

Return on average common equity	6.99%	8.40%	9.70%	9.61%	8.93%	9.92%
Adjustment due to goodwill, core deposit and other intangible assets	7.26%	5.18%	5.04%	5.88%	5.54%	5.42%
Return on average tangible common equity (1)	14.25%	13.58%	14.74%	15.49%	14.47%	15.34%
Adjustment due to merger-related charges	1.18%	0.61%	0.15%	0.85%	1.54%	0.30%
Return on average tangible common equity (excluding merger-related charges)	15.43%	14.19%	14.89%	16.34%	16.01%	15.64%

Total average assets	$21,211,459	13,335,359	11,421,654	11,037,555	10,883,547	9,305,941

Net interest margin	3.87%	3.68%	3.60%	3.72%	3.60%	3.72%
Adjustment due to accretion from fair value accounting	(0.45%)	(0.23%)	(0.21%)	(0.32%)	(0.21%)	(0.22%)
Core net interest margin	3.42%	3.45%	3.39%	3.40%	3.39%	3.50%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt prepayments include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings. Data presented represents legacy Pinnacle portfolio at period end date.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.

9. Book value per share computed by dividing total stockholders' equity by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000. The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter end. Associate retention rate does not include associates at acquired institutions displaced by merger.

14. Employment and unemployment data is from the Federal Reserve Bank of St. Louis' FRED Economic Data reporting. All data has been seasonally adjusted. The most recent quarter data presented is as of the most recent month that data is available as of the release date. Historical data is subject to update by the Federal Reserve Bank of St. Louis. Historical data is presented based on the most recently reported data available by the Federal Reserve Bank of St. Louis. Area home data is from www.zillow.com and represents median list price for single family homes.

15.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments of securities, net, as well as other real estate owned expenses and merger-related charges.

16. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

17. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.
18. Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.

19. Tax effect calculated using the blended statutory rate of 39.23% for all periods presented.
20. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.